                                                                  EXHIBIT 99.a31

                       AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal
Maryland office is located in Baltimore,  Maryland (the  "Corporation"),  hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation  has (i)  established R
Class shares of the Vista Fund and Select Fund; (ii) established R Class shares,
Investor Class shares and Institutional Class shares for Capital Growth Fund and
Fundamental Equity Fund; and (iii) increased in some cases and decreased in some cases  the  number  of  shares  of  capital  stock of  certain  series  that the
Corporation  has authority to issue in accordance  with Section  2-105(c) of the
Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority to issue Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock. Following the Reallocation,  the Corporation has the authority to issue  Eleven  Billion One Hundred  Million  (11,100,000,000)  shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred
Eleven Million Dollars ($111,000,000).  After giving effect to the Reallocation, the  aggregate  par  value of all  shares  of  stock  that  the  Corporation  is authorized to issue is One Hundred Eleven Million Dollars ($111,000,000).

     SIXTH:  Immediately prior to the  Reallocation,  the fifteen (15) Series of stock of the  Corporation  and the number of shares and  aggregate  par value of each was as follows:

SERIES                              NO. OF SHARES        AGGREGATE PAR VALUE
------                              -------------        -------------------

Growth Fund                         1,310,000,000                $13,100,000
Select Fund                           615,000,000                  6,150,000
Ultra Fund                          4,150,000,000                 41,500,000
Vista Fund                          1,190,000,000                 11,900,000
Heritage Fund                         640,000,000                  6,400,000
Giftrust Fund                         200,000,000                  2,000,000
Balanced Fund                         265,000,000                  2,650,000
New Opportunities Fund                300,000,000                  3,000,000
Capital Value Fund                    265,000,000                  2,650,000
Veedot Fund                           300,000,000                  3,000,000
Veedot Large-Cap Fund                           0                          0
New Opportunities II Fund             375,000,000                  3,750,000
Capital Growth Fund                   300,000,000                  3,000,000
Fundamental Equity Fund               150,000,000                  1,500,000
Focused Growth Fund                   300,000,000                  3,000,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

     SEVENTH:  Immediately prior to the  Reallocation,  the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                                    AGGREGATE
SERIES NAME             CLASS NAME            NO. OF SHARES         PAR VALUE
-----------             ----------            -------------         ---------

Growth Fund             Investor                800,000,000        $8,000,000
                        Institutional           150,000,000         1,500,000
                        Service                           0                 0
                        Advisor                 210,000,000         2,100,000
                        R                        50,000,000           500,000
                        C                       100,000,000         1,000,000

Select Fund             Investor                400,000,000         4,000,000
                        Institutional            40,000,000           400,000
                        Service                           0                 0
                        Advisor                 100,000,000         1,000,000
                        A                        25,000,000           250,000
                        B                        25,000,000           250,000
                        C                        25,000,000           250,000
                        C II                              0                 0

Ultra Fund              Investor              3,500,000,000        35,000,000
                        Institutional           200,000,000         2,000,000
                        Service                           0                 0
                        Advisor                 300,000,000         3,000,000
                        R                        50,000,000           500,000
                        C                       100,000,000         1,000,000

Vista Fund              Investor                800,000,000         8,000,000
                        Institutional            80,000,000           800,000
                        Service                           0                 0
                        Advisor                 210,000,000         2,100,000
                        C                       100,000,000         1,000,000

Heritage Fund           Investor                400,000,000         4,000,000
                        Institutional            40,000,000           400,000
                        Service                           0                 0
                        Advisor                 100,000,000         1,000,000
                        C                       100,000,000         1,000,000

Giftrust Fund           Investor                200,000,000         2,000,000

                                                                    AGGREGATE
SERIES NAME                  CLASS NAME         NO. OF SHARES       PAR VALUE
-----------                  ----------         -------------       ---------

Balanced Fund                Investor             200,000,000       2,000,000
                             Institutional         15,000,000         150,000
                             Service                        0               0
                             Advisor               50,000,000         500,000

New Opportunities Fund       Investor             300,000,000       3,000,000

Capital Value Fund           Investor             200,000,000       2,000,000
                             Institutional         15,000,000         150,000
                             Advisor               50,000,000         500,000

Veedot Fund                  Investor             200,000,000       2,000,000
                             Institutional         50,000,000         500,000
                             Advisor               50,000,000         500,000

Veedot Large-Cap Fund        Investor                       0               0
                             Institutional                  0               0
                             Advisor                        0               0

New Opportunities II Fund    Investor             250,000,000       2,500,000
                             Institutional         50,000,000         500,000
                             A                     25,000,000         250,000
                             B                     25,000,000         250,000
                             C                     25,000,000         250,000
                             C II                           0               0

Capital Growth Fund          A                    100,000,000       1,000,000
                             B                    100,000,000       1,000,000
                             C                    100,000,000       1,000,000

Fundamental Equity Fund      A                     50,000,000         500,000
                             B                     50,000,000         500,000
                             C                     50,000,000         500,000

Focused Growth Fund          Investor             300,000,000       3,000,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation  has  allocated  Eleven
Billion One Hundred  Million  (11,100,000,000)  shares of the Eleven Billion One
Hundred  Million  (11,100,000,000)  shares of  authorized  capital  stock of the
Corporation  among  the  fifteen  (15)  Series  of stock of the  Corporation  as follows:

                                                                  AGGREGATE
SERIES                               NO. OF SHARES                PAR VALUE
------                               -------------                ---------

Growth Fund                          1,310,000,000              $13,100,000
Select Fund                            675,000,000                6,750,000
Ultra Fund                           4,150,000,000               41,500,000
Vista Fund                           1,250,000,000               12,500,000
Heritage Fund                          640,000,000                6,400,000
Giftrust Fund                          200,000,000                2,000,000
Balanced Fund                          265,000,000                2,650,000
New Opportunities Fund                 300,000,000                3,000,000
Capital Value Fund                     265,000,000                2,650,000
Veedot Fund                            300,000,000                3,000,000
Veedot Large-Cap Fund                            0                        0
New Opportunities II Fund              375,000,000                3,750,000
Capital Growth Fund                    610,000,000                6,100,000
Fundamental Equity Fund                460,000,000               4,6500,000
Focused Growth Fund                    300,000,000                3,000,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the fifteen (15) Series of stock of the  Corporation  and the number of shares and aggregate par value of each is as follows:

                                                                   AGGREGATE
SERIES NAME          CLASS NAME            NO. OF SHARES           PAR VALUE
-----------          ----------            -------------           ---------

Growth Fund          Investor                800,000,000          $8,000,000
                     Institutional           150,000,000           1,500,000
                     Service                           0                   0
                     Advisor                 210,000,000           2,100,000
                     R                        50,000,000             500,000
                     C                       100,000,000           1,000,000

Select Fund          Investor                400,000,000           4,000,000
                     Institutional            40,000,000             400,000
                     Service                           0                   0
                     Advisor                 100,000,000           1,000,000
                     A                        25,000,000             250,000
                     B                        25,000,000             250,000
                     C                        25,000,000             250,000
                     C II                              0                   0
                     R                        60,000,000             600,000

                                                                    AGGREGATE
SERIES NAME                CLASS NAME          NO. OF SHARES        PAR VALUE
-----------                ----------          -------------        ---------

Ultra Fund                 Investor            3,500,000,000       35,000,000
                           Institutional         200,000,000        2,000,000
                           Service                         0                0
                           Advisor               300,000,000        3,000,000
                           R                      50,000,000          500,000
                           C                     100,000,000        1,000,000

Vista Fund                 Investor              800,000,000        8,000,000
                           Institutional          80,000,000          800,000
                           Service                         0                0
                           Advisor               210,000,000        2,100,000
                           C                     100,000,000        1,000,000
                           R                      60,000,000          600,000

Heritage Fund              Investor              400,000,000        4,000,000
                           Institutional          40,000,000          400,000
                           Service                         0                0
                           Advisor               100,000,000        1,000,000
                           C                     100,000,000        1,000,000

Giftrust Fund              Investor              200,000,000        2,000,000

Balanced Fund              Investor              200,000,000        2,000,000
                           Institutional          15,000,000          150,000
                           Service                         0                0
                           Advisor                50,000,000          500,000

New Opportunities Fund     Investor              300,000,000        3,000,000

Capital Value Fund         Investor              200,000,000        2,000,000
                           Institutional          15,000,000          150,000
                           Advisor                50,000,000          500,000

Veedot Fund                Investor              200,000,000        2,000,000
                           Institutional          50,000,000          500,000
                           Advisor                50,000,000          500,000

Veedot Large-Cap Fund      Investor                        0                0
                           Institutional                   0                0
                           Advisor                         0                0

                                                                    AGGREGATE
SERIES NAME                   CLASS NAME       NO. OF SHARES        PAR VALUE
-----------                   ----------       -------------        ---------
New Opportunities II Fund     Investor           250,000,000        2,500,000
                              Institutional       50,000,000          500,000
                              A                   25,000,000          250,000
                              B                   25,000,000          250,000
                              C                   25,000,000          250,000
                              C II                         0                0

Capital Growth Fund           Investor           200,000,000        2,000,000
                              Institutional       50,000,000          500,000
                              R                   60,000,000          600,000
                              A                  100,000,000        1,000,000
                              B                  100,000,000        1,000,000
                              C                  100,000,000        1,000,000

Fundamental Equity Fund       Investor           200,000,000        2,000,000
                              Institutional       50,000,000          500,000
                              R                   60,000,000          600,000
                              A                   50,000,000          500,000
                              B                   50,000,000          500,000
                              C                   50,000,000          500,000

Focused Growth Fund           Investor           300,000,000        3,000,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN  CENTURY MUTUAL FUNDS,  INC. has caused these
Articles  Supplementary  to be signed  and  acknowledged  in its name and on its behalf by its Vice President and attested to by its Assistant  Secretary on this
22nd day of June, 2005.

ATTEST:                                  AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan                        /s/ Charles A. Etherington
----------------------------------       -----------------------------------
Name:  Otis H. Cowan                     Name:  Charles A. Etherington
Title: Assistant Secretary               Title: Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS,  INC., who
executed on behalf of said Corporation the foregoing  Articles  Supplementary to the Charter, of which this certificate is made a part, hereby  acknowledges,  in the  name  of  and  on  behalf  of  said  Corporation,  the  foregoing  Articles
Supplementary  to the Charter to be the corporate act of said  Corporation,  and further  certifies  that, to the best of his knowledge,  information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  June 22, 2005

                                  /s/ Charles A. Etherington
                                  ---------------------------------------
                                  Charles A. Etherington, Vice President